Quaker Houghton Fourth Quarter and Full Year 2024 Results Investor Conference Call

Regulation G The attached charts include Company information that does not conform to generally accepted accounting principles (“GAAP”). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and helps investors to evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with the fourth quarter and full year earnings news release, dated February 24, 2025, which has been furnished to the Securities and Exchange Commission (“SEC”) on Form 8-K. Forward-Looking Statements This presentation contains “forward-looking statements” that fall under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act of 1933, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on assumptions, projections and expectations about future events that we believe are reasonable based on currently available information, including statements regarding the potential effects of economic downturns; tariffs, including uncertainty surrounding changes in tariffs; inflation and global supply chain constraints on the Company’s business, results of operations, and financial condition; our expectation that we will maintain sufficient liquidity and remain in compliance with the terms of the Company’s credit facility; expectations about future demand and raw material costs; and statements regarding the impact of increased raw material costs and pricing initiatives. These forward- looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, which may differ materially from our actual results, including but not limited to the potential benefits of acquisitions and divestitures, the impacts on our business as a result of global supply chain constraints, and our current and future results and plans and statements that include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “outlook, “target”, “possible”, “potential”, “plan” or similar expressions. Such statements include information relating to current and future business activities, operational matters, capital spending, and financing sources. A major risk is that demand for the Company’s products and services is largely derived from the demand for its customers’ products, which subjects the Company to uncertainties related to downturns in a customer’s business and unanticipated customer production slowdowns and shutdowns. Other major risks and uncertainties include, but are not limited to inflationary pressures, including increases in raw material costs; supply chain constraints and the impacts of economic downturns; customer financial instability; high interest rates and their impact on our and our customers’ business operations; the impacts from acts of war, terrorism and military conflicts, including those in Ukraine and the Middle East as well as economic, political and governmental actions taken by various governments and governmental organizations in response; economic and political disruptions particularly in light of numerous elections globally and the possibility of regime changes; the possibility of economic recession; legislative and regulatory developments including changes to existing laws and regulations, or the way they are interpreted, applied or enforced; tariffs, trade restrictions, and the economic and other sanctions imposed by other nations on Russia and Belarus and/or other government organizations; suspensions of activities in Russia by many multinational companies; foreign currency fluctuations; significant changes in applicable tax rates and regulations; future terrorist attacks and other acts of violence; the impacts of consolidation in our industry, including loss or consolidation of a major customer, the effects of climate change, fires, or other natural disasters; and the potential occurrence of cyber-security breaches, cyber-security attacks and other technology outages and security incidents. Furthermore, the Company is subject to the same business cycles as those experienced by our customers in the steel, automobile, aircraft, industrial equipment, aluminum and durable goods industries. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control. These risks, uncertainties, and possible inaccurate assumptions relevant to our business could cause our actual results to differ materially from expected and historical results. All forward-looking statements included in this press release, including expectations about business conditions during 2024 and future periods, are based upon information available to the Company as of the date of this press release, which may change. Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, refer to the Risk Factors section, which appears in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequent reports filed from time to time with the Securities and Exchange Commission. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995. ©2025 Quaker Houghton. All Rights Reserved 2 Forward-Looking Statements

The information included in this presentation includes non-GAAP (unaudited) financial information that includes EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per diluted share. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they enhance a reader’s understanding of the financial performance of the Company, facilitate a comparison among fiscal periods, and exclude items that management believes are not indicative of future operating performance or core to the Company’s operations. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP. In addition, our definitions of EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP earnings per share, as discussed and reconciled below to the most comparable GAAP measures, may not be comparable to similarly named measures reported by other companies. The Company presents EBITDA which is calculated as net income attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies. The Company also presents adjusted EBITDA which is calculated as EBITDA plus or minus certain items that management believes are not indicative of future operating performance or not considered core to the Company’s operations. In addition, the Company presents non-GAAP operating income which is calculated as operating income plus or minus certain items that management believes are not indicative of future operating performance or considers core to the Company’s operations. Adjusted EBITDA margin and non-GAAP operating margin are calculated as the percentage of adjusted EBITDA and non-GAAP operating income to consolidated net sales, respectively. The Company believes these non-GAAP measures provide transparent and useful information and are widely used by analysts, investors, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis. Additionally, the Company presents non-GAAP net income and non-GAAP earnings per diluted share as additional performance measures. Non-GAAP net income is calculated as adjusted EBITDA, defined above, less depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies, in each case adjusted, as applicable, for any depreciation, amortization, interest or tax impacts resulting from the non-core items identified in the reconciliation of net income attributable to the Company to adjusted EBITDA. Non-GAAP earnings per diluted share is calculated as non-GAAP net income per diluted share as accounted for under the “two-class share method.” The Company believes that non-GAAP net income and non-GAAP earnings per diluted share provide transparent and useful information and are widely used by analysts, investors, and competitors in our industry as well as by management in assessing the performance of the Company on a consistent basis. As it relates to future projections for the Company as well as other forward-looking information contained in this press release, the Company has not provided guidance for comparable GAAP measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measures without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items the Company may record that could materially impact net income. These items are uncertain, depend on various factors, and could have a material impact on the U.S. GAAP reported results for the guidance period. The following charts should be read in conjunction with the Company’s fourth quarter and full year earnings news release dated February 24, 2025, which has been furnished to the Securities and Exchange Commission on Form 8-K, the Company’s Annual Report for the year ended December 31, 2024. These documents may contain additional explanatory language and information regarding certain of the items included in the following reconciliations. ©2025 Quaker Houghton. All Rights Reserved 3 Non-GAAP Measures

Joe Berquist Chief Executive Officer, President Tom Coler Executive Vice President, Chief Financial Officer Robert T. Traub Senior Vice President, General Counsel & Corporate Secretary Jeffrey Schnell Vice President, Investor Relations ©2025 Quaker Houghton. All Rights Reserved 4 Speakers

Q4’24 and FY’24 Highlights © 2025 Quaker Houghton. All Rights Reserved $444M Net Sales $65M Adjusted EBITDA1 5 $1.33 Non-GAAP Earnings per Diluted Share1 $63M Operating Cash Flow $1,840M Net Sales $311M Adjusted EBITDA1 $7.44 Non-GAAP Earnings per Diluted Share1 $205M Operating Cash Flow Q4’24 FY’24 1 This is a non-GAAP measure, refer to the reconciliations of our non-GAAP measures to their most comparable GAAP measures provided within this presentation and in our SEC filings

©2025 Quaker Houghton. All Rights Reserved 6 Financial Snapshot (Unaudited; Dollars in millions, unless otherwise noted) (1) Certain amounts may not calculate due to rounding. (2) These are non-GAAP measures. Refer to the reconciliations of our non-GAAP measures to their most comparable GAAP measures provided within this presentation and in our SEC filings. Q4 2024 Q4 2023 Variance(1) YTD 2024 YTD 2023 Variance(1) GAAP Net sales $ 444.1 $ 467.1 $ (23.0) (4.9%) $ 1,839.7 $ 1,953.3 $ (113.6) (5.8%) Gross profit 156.2 171.2 (15.0) (8.7%) 686.0 705.6 (19.6) (2.8%) Gross margin (%) 35.2% 36.6% (1.5%) 37.3% 36.1% 1.2% Operating income 29.0 48.3 (19.3) (39.9%) 194.7 214.5 (19.8) (9.2%) Operating income margin (%) 6.5% 10.3% (3.8%) 10.6% 11.0% (0.4%) Net income 14.2 20.3 (6.1) (29.9%) 116.7 112.9 3.8 3.4% Earnings per diluted share 0.81 1.12 (0.31) (28.0%) 6.51 6.26 0.25 3.9% Non-GAAP (2) Non-GAAP operating income $ 40.5 $ 50.9 $ (10.4) (20.5%) $ 213.7 $ 227.8 $ (14.1) (6.2%) Non-GAAP operating margin (%) 9.1% 10.9% (1.8%) 11.6% 11.7% (0.1%) Adjusted EBITDA 64.8 77.0 (12.2) (15.9%) 310.9 320.4 (9.5) (3.0%) Adjusted EBITDA margin (%) 14.6% 16.5% (1.9%) 16.9% 16.4% 0.5% Non-GAAP earnings per diluted share 1.33 1.78 (0.45) (25.5%) 7.44 7.65 (0.21) (2.8%)

Organic sales volumes in Q4’24 declined slightly compared to Q4’23, primarily due to softer end market conditions, primarily in the Americas and EMEA segments, partially offset by an improvement in the Asia/Pacific segment and new business wins Total Company Volume Trend1 (kilograms, in thousands) 7 ©2025 Quaker Houghton. All Rights Reserved Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 — 25,000 50,000 75,000 100,000 125,000 150,000 1 The total company volume trend excludes volumes in the prior periods that are related to the tolling agreement for products previously divested related to the Combination, volumes related to business impacted due to the War in Ukraine, and volumes relating to the Sutai acquisition.

©2025 Quaker Houghton. All Rights Reserved 8 Adjusted EBITDA1 (dollars in millions) Generated $65M of adjusted EBITDA in Q4’24. The decline compared to the prior year was a result of softer end market conditions, primarily in the Americas and EMEA segments, and lower segment operating margins 1 This is a non-GAAP measure, refer to the reconciliations of our non-GAAP measures to their most comparable GAAP measures provided within this presentation and in our SEC filings $222 $274 $257 $320 $311 2020 2021 2022 2023 2024 $77 $65 Q4 2023 Q4 2024

• Total debt of $708 million • Cash and cash equivalents of $189 million • Net debt of $519 million • Leverage of 1.7x as of December 31, 20241 • Operating well within bank covenants ◦ Bank leverage of 1.6x as of December 31, 20242 ◦ Maximum permitted leverage of 4.0x2 • Healthy balance sheet and ample liquidity ◦ No significant maturities until June 2027 ◦ Q4’24 cost of debt on credit facility was ~6.1% Leverage and Liquidity Update 9 ©2025 Quaker Houghton. All Rights Reserved 1 Leverage ratio defined as gross debt minus cash and cash equivalents divided by trailing twelve month adjusted EBITDA 2 Defined as net debt divided by trailing twelve month adjusted EBITDA, as calculated under the terms of the credit agreement $750 $759 $759 $736 $765 $787 $815 $774 $753 $696 $628 $561 $574 $549 $529 $519 Mar- 21 3.2x Jun- 21 3.1x Sep- 21 2.7x Dec- 21 2.7x Mar- 22 3.0x Jun- 22 3.2x Sep- 22 3.3x Dec- 22 3.0x Mar- 23 2.7x Jun- 23 2.3x Sep- 23 2.0x Dec- 23 1.8x Mar- 24 1.8x Jun- 24 1.7x Sep- 24 1.6x Dec- 24 1.7x Net Debt and Leverage Ratio1 (Dollars in Millions)

Appendix Actual and Non-GAAP Results

©2025 Quaker Houghton. All Rights Reserved 11 Non-GAAP Operating Reconciliation (Unaudited; Dollars in thousands, unless otherwise noted) Three Months Ended December 31, Twelve Months Ended December 31, Non-GAAP Operating Income and Margin Reconciliations: 2024 2023 2024 2023 Operating income $ 29,013 $ 48,253 $ 194,706 $ 214,495 Acquisition-related expenses 956 — 1,854 — Restructuring and related charges, net 1,743 1,554 6,530 7,588 Strategic planning expenses (credits) — 945 (290) 4,704 Executive transition costs 6,556 — 7,288 688 Customer insolvency costs 1,691 — 3,213 — Other charges 494 132 399 299 Non-GAAP operating income $ 40,453 $ 50,884 $ 213,700 $ 227,774 Non-GAAP operating margin (%) 9.1% 10.9% 11.6% 11.7%

©2025 Quaker Houghton. All Rights Reserved 12 Adjusted EBITDA Reconciliation (Unaudited; Dollars in thousands, unless otherwise noted) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin Reconciliations: Three Months Ended December 31,2024 2023 Net income attributable to Quaker Chemical Corporation $ 14,186 $ 20,198 Depreciation and amortization 21,201 20,809 Interest expense, net 9,077 11,955 Taxes on income before equity in net income of associated companies 8,847 18,629 EBITDA 53,311 71,591 Equity income in a captive insurance company (1,664) (1,342) Acquisition-related expenses (credits) 956 — Restructuring and related charges, net 1,743 1,554 Strategic planning expenses (credits) — 945 Executive transition costs 6,556 — Customer insolvency costs 1,691 — Facility remediation recoveries, net — (1,127) Product liability claim costs, net 1,144 — Business interruption insurance proceeds — — Currency conversion impacts of hyper-inflationary economies 478 4,980 Other charges 568 363 Adjusted EBITDA $ 64,783 $ 76,964 Adjusted EBITDA margin (%) 14.6% 16.5%

Adjusted EBITDA Reconciliation

(Unaudited; Dollars in thousands, unless otherwise noted)

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin Reconciliations:	Twelve Months Ended December 31,				
	2024	2023	2022	2021	2020
Net income (loss) attributable to Quaker Chemical Corporation	$116,644	$ 112,748	$ (15,931)	$121,369	$ 39,658
Depreciation and amortization	85,108	83,020	81,514	87,728	84,494
Interest expense, net	41,002	50,699	32,579	22,326	26,603
Taxes on income before equity in net income of associated companies	49,300	55,585	24,925	34,939	(5,296)
EBITDA	292,054	302,052	123,087	266,362	145,459
Equity (income) loss in a captive insurance company	(2,930)	(2,090)	1,427	(4,993)	(1,151)
Acquisition-related expenses (credits)	1,454	(475)	10,990	18,718	29,764
Restructuring and related charges, net	6,530	7,588	3,163	1,433	5,541
Strategic planning (credits) expenses	(290)	4,704	14,446	—	—
Executive transition costs	7,288	688	2,813	2,986	—
Customer insolvency costs	3,213	—	—	—	463
Facility remediation (recoveries) charges, net	—	(2,141)	(1,804)	2,066	—
Product liability claim costs, net	2,040	—	—	—	—
Business interruption insurance proceeds	(1,000)	—	—	—	—
Currency conversion impacts of hyper-inflationary economies	811	7,849	1,617	564	450
Impairment charges	—	—	93,000	—	38,000
Gain on changes in insurance settlement restrictions of an inactive subsidiary and related insurance insolvency recovery	—	—	—	—	(18,144)
Brazilian non-income tax credits	—	—		(13,087)	—
Russia-Ukraine conflict related expenses	—	—	2,487	—	—
Loss on extinguishment of debt	—	—	6,763	—	—
Other charges (credits)	1,748	2,204	(839)	60	21,592
Adjusted EBITDA	$310,918	$ 320,379	$257,150	$274,109	$221,974
Adjusted EBITDA margin (%)	16.9 %	16.4 %	13.2 %	15.6 %	15.7 %

Quaker Houghton.
Forward Together

13

©2025 Quaker Houghton. All Rights Reserved

©2025 Quaker Houghton. All Rights Reserved 14 Non-GAAP EPS Reconciliation Three Months Ended December 31, Twelve Months Ended December 31, Non-GAAP Earnings per Diluted Share Reconciliations: 2024 2023 2024 2023 GAAP earnings per diluted share attributable to Quaker Chemical Corporation common shareholders $ 0.81 $ 1.12 $ 6.51 $ 6.26 Equity income in a captive insurance company per diluted share (0.09) (0.08) (0.16) (0.12) Acquisition-related expenses (credits) 0.04 — 0.06 (0.03) Restructuring and related charges, net per diluted share 0.08 0.07 0.28 0.32 Strategic planning expenses (credits) per diluted share — 0.04 (0.01) 0.21 Executive transition costs per diluted share 0.28 — 0.31 0.03 Customer insolvency costs per diluted share 0.07 — 0.13 — Facility remediation recoveries, net per diluted share — (0.04) — (0.09) Product liability claim costs, net per diluted share 0.05 — 0.09 — Business interruption insurance proceeds per diluted share — — (0.04) — Currency conversion impacts of hyper-inflationary economies per diluted share 0.03 0.28 0.05 0.44 Other charges per diluted share — 0.01 0.05 0.09 Impact of certain discrete tax items per diluted share 0.06 0.38 0.17 0.54 Non-GAAP earnings per diluted share $ 1.33 $ 1.78 $ 7.44 $ 7.65

©2025 Quaker Houghton. All Rights Reserved 15 Segment Performance (Unaudited; Dollars in thousands, except per share amounts) Three Months Ended December 31, Twelve Months Ended December 31, 2024 2023 2024 2023 Net Sales Americas $ 208,585 $ 226,564 $ 882,131 $ 977,095 EMEA 125,877 135,745 536,435 571,347 Asia/Pacific 109,624 104,800 421,120 404,871 Total net sales $ 444,086 $ 467,109 $ 1,839,686 $ 1,953,313 Segment operating earnings Americas $ 50,930 $ 61,756 $ 243,957 $ 266,036 EMEA 18,559 23,735 99,426 104,811 Asia/Pacific 30,705 31,854 122,738 118,458 Total segment operating earnings 100,194 117,345 466,121 489,305 Restructuring and related charges, net (1,743) (1,554) (6,530) (7,588) Non-operating and administrative expenses (54,418) (52,397) (203,956) (206,398) Depreciation of corporate assets and amortization (15,020) (15,141) (60,929) (60,824) Operating income 29,013 48,253 194,706 214,495 Other (expense) income, net (931) (2,114) 1,354 (10,672) Interest expense, net (9,077) (11,955) (41,002) (50,699) Income before taxes and equity in net income of associated companies $ 19,005 $ 34,184 $ 155,058 $ 153,124

Historical Segment Net Sales[1]

(Unaudited; Dollars in millions)

Net Sales

	Quarterly																			
Segment	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24
Americas	$ 172.6	$ 115.2	$ 159.3	$ 159.9	$ 180.8	$ 186.6	$ 197.4	$ 197.4	$ 212.1	$ 235.8	$ 254.7	$ 243.9	$ 251.4	$ 253.2	$ 245.9	$ 226.6	$ 229.8	$ 223.5	$ 220.3	$ 208.6
EMEA	123.2	93.9	112.7	126.1	141.1	146.0	142.3	134.7	146.8	145.5	134.4	135.8	152.4	143.5	139.6	135.7	138.4	138.0	134.1	125.9
Asia/Pacific	82.7	77.0	95.2	99.8	107.9	102.7	109.3	115.0	115.3	111.0	103.2	105.1	96.3	98.7	105.1	104.8	101.6	102.0	107.9	109.6
Total	$ 378.6	$ 286.0	$ 367.2	$ 385.9	$ 429.8	$ 435.3	$ 449.1	$ 447.0	$ 474.2	$ 492.4	$ 492.2	$ 484.8	$ 500.1	$ 495.4	$ 490.6	$ 467.1	$ 469.8	$ 463.5	$ 462.3	$ 444.1

	Annual				
Segment	FY'20	FY'21	FY'22	FY'23	FY'24
Americas	$ 607.0	$ 762.2	$ 946.5	$ 977.1	$ 882.1
EMEA	455.9	$ 564.1	562.5	571.3	536.4
Asia/Pacific	354.7	434.8	434.6	404.9	421.1
Total	$ 1,417.7	$ 1,761.2	$ 1,943.6	$ 1,953.3	$ 1,839.6

[1] *During Q1'23, the Company reorganized its executive management team to align with its new business structure, which includes three reportable segments: (i) Americas; (ii) EMEA; and (iii) Asia/Pacific. Prior period information shown above has been recast to align with the Company's business structure as of January 1, 2023. The Company's reconciliation of total segment operating earnings to Income before taxes and equity in net income of associated companies was not materially impacted by this change. Certain amounts may not calculate due to rounding.*

Quaker Houghton
Forward Together

16

©2025 Quaker Houghton. All Rights Reserved

Historical Segment Operating Earnings[1]

(Unaudited; Dollars in millions)

Segment Operating Earnings

	Quarterly																			
Segment	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24
Americas	$ 41.3	$ 19.7	$ 43.8	$ 37.1	$ 44.7	$ 47.7	$ 43.4	$ 40.5	$ 45.0	$ 52.1	$ 66.8	$ 59.5	$ 66.1	$ 69.0	$ 69.1	$ 61.8	$ 66.8	$ 64.1	$ 62.1	$ 50.9
EMEA	24.3	15.4	22.9	29.8	32.7	30.6	25.8	22.0	23.2	20.1	15.5	17.6	27.6	25.6	27.9	23.7	29.6	26.7	24.6	18.6
Asia/Pacific	22.3	21.3	30.6	26.0	31.1	26.3	26.3	25.6	24.5	24.9	26.7	29.7	27.7	28.0	31.0	31.9	30.4	31.0	30.7	30.7
Total	$ 87.9	$ 56.4	$ 97.3	$ 93.0	$ 108.4	$ 104.6	$ 95.4	$ 88.1	$ 92.8	$ 97.1	$ 109.0	$ 106.8	$ 121.3	$ 122.6	$ 128.0	$ 117.3	$ 126.8	$ 121.8	$ 117.4	$ 100.2

	Annual				
Segment	FY'20	FY'21	FY'22	FY'23	FY'24
Americas	$ 141.9	$ 176.3	$ 223.4	$ 266.0	$ 244.0
EMEA	92.5	111.0	76.4	104.8	99.4
Asia/Pacific	100.2	109.2	105.8	118.5	122.7
Total	$ 334.6	$ 396.5	$ 405.6	$ 489.3	$ 466.1

[1] During Q1'23, the Company reorganized its executive management team to align with its new business structure, which includes three reportable segments: (i) Americas; (ii) EMEA; and (iii) Asia/Pacific. Prior period information shown above has been recast to align with the Company's business structure as of January 1, 2023. The Company's reconciliation of total segment operating earnings to Income before taxes and equity in net income of associated companies was not materially impacted by this change. Certain amounts may not calculate due to rounding.

Quaker Houghton
Forward Together

17

©2025 Quaker Houghton. All Rights Reserved